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                                                                    Exhibit 3.02


                        CALIBER LEARNING NETWORK, INC.

                                    BY-LAWS

                                   ARTICLE I.

                                  STOCKHOLDERS

       SECTION 1.01. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 9:00 a.m. on the fifteenth of March in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors.
Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

       SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President or by the Board of Directors or on the written request (addressed to the Secretary of the Corporation) of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting.

       SECTION 1.03. Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

       SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

       SECTION 1.05. Quorum; Voting. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

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       SECTION 1.06.  Adjournments.  Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

       SECTION 1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

       SECTION 1.08. Conduct and Business of Voting. At all meetings of stockholders the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting.

       SECTION 1.09. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                  ARTICLE II.

                               BOARD OF DIRECTORS

       SECTION 2.01. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

       SECTION 2.02. Number of Directors. The Corporation shall have at least three directors at all times. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than three directors, but the action may not affect the tenure of office of any director, except as provided in Section 2.04.

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       SECTION 2.03.  Election and Tenure of Directors.  At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

       SECTION 2.04. Removal of Director. Unless statute or the Charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

       SECTION 2.05. Vacancy on Board. The stockholders may elect a successor to fill a vacancy on the Board of Directors.

       SECTION 2.06. Regular Meetings. Any regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

       SECTION 2.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

       SECTION 2.08. Notice of Meeting. The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.
The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

       SECTION 2.09. Action by Directors. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be

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taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

       SECTION 2.10. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

       SECTION 2.11. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors, and other compensation for their services as such, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the board for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

                                  ARTICLE III.

                                    OFFICERS

       SECTION 3.01. Executive Officers. The Corporation shall have a President, a Secretary and a Treasurer. It may also have one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation.

       SECTION 3.02. President. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; he shall have general charge and supervision of the assets and affairs of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors.

       SECTION 3.03. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may

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make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

       SECTION 3.04. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

       SECTION 3.05. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

       SECTION 3.06. Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.

       SECTION 3.07. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

       SECTION 3.08. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that

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he is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.


                                  ARTICLE IV.

                                     STOCK

       SECTION 4.01. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter. Each stock certificate shall be signed by the President and countersigned by the Secretary. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

       SECTION 4.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock.

       SECTION 4.03. Record Dates and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

       SECTION 4.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office in the State of Maryland or the principal executive offices of the Corporation.

       SECTION 4.05. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed.

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                                   ARTICLE V.

                                    FINANCE

       SECTION 5.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

       SECTION 5.02. Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

       SECTION 5.03. Fiscal Year. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

       SECTION 5.04. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

                                  ARTICLE VI.

                               SUNDRY PROVISIONS

       SECTION 6.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.
The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal office of the Corporation.

       SECTION 6.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

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       SECTION 6.03.  Bonds.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

       SECTION 6.04. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

       SECTION 6.05. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

       SECTION 6.06. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

       SECTION 6.07. Amendments. Any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.

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